Exhibit 4.41.4

Translation into English for the benefit of Wilmington Trust

Monterrey, Nuevo León, January 11, 2011

Banco Nacional de México, S.A.,

Integrante del Grupo Financiero Banamex,

División Fiduciaria

Calzada del Valle No. 350 Oriente

1er. Piso

Col. Del Valle

San Pedro Garza García, Nuevo León 66220

Mexico

Attention: Nelly Wing

Wilmington Trust (London) Limited

6 Broad Street Place

Fifth Floor

London EC2M 7JH

United Kingdom

Attention: Elaine K. Lockhart

Reference is made to the Irrevocable Security Trust Agreement in Respect of Stock No. F/111388-5, dated September 3, 2009, as amended from time to time (the “Agreement”), entered into among CEMEX, S.A.B. de C.V. (“CEMEX SAB”), Empresas Tolteca de México, S.A. de C.V. (“Tolteca”), Impra Café, S.A. de C.V. (“Impra Café”), Interamerican Investments, Inc. (“Interamerican”), CEMEX México, S.A. de C.V. (“CEMEX México”), and Centro Distribuidor de Cemento, S.A. de C.V. (“Cedice”), as settlors (CEMEX SAB, Tolteca, Impra Café, Interamerican, CEMEX México and Cedice, together, the “Settlors”); CEMEX México, Cedice, Mexcement Holdings, S.A. de C.V. (“Mexcement”) and Corporación Gouda, S.A. de C.V. (“Gouda”), as issuers (CEMEX México, Cedice, Mexcement and Gouda, together, the “Issuers”); Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee (the “Trustee”); and Wilmington Trust (London) Limited, on its own behalf and in its capacity as Security Agent, for the benefit of the Participating Creditors, the Refinancing Creditors (and their respective successors and assigns) and the other Secured Parties (the “Beneficiary”). Unless otherwise defined herein, capitalized terms defined in the Agreement, are used herein as therein defined.

On January 11, 2011, CEMEX, S.A.B. de C.V. issued U.S.$ 1,000,000,000 of 9.000% senior secured notes due 2018, guaranteed by CEMEX México, CEMEX España, S.A. and New Sunward Holding B.V. (together, the “Additional Notes”). Because the purpose of the Additional Notes is to refinance existing indebtedness and, as a consequence thereof, the Additional Notes will be part of the Refinancing Debt and the holders of the Additional Notes will be a Refinancing Party, in both cases pursuant to the Agreement, by means of this letter the Settlors and the Issuers hereby inform the Trustee and the Beneficiary, and confirm, that the Additional Notes are secured in accordance with the terms provided in the Agreement, and are part of the Secured Obligations and the holders of the Additional Notes are Secured Parties.

We appreciate you acknowledging receipt of this letter, by signing in the space provided below.

CEMEX, S.A.B. de C.V.

By	/s/ Roger Saldaña
Name: Roger Saldaña
Title: Attorney-in-Fact

Empresas Tolteca de México, S.A. de C.V.

By	/s/ Roger Saldaña
Name: Roger Saldaña
Title: Attorney-in-Fact

Impra Café, S.A. de C.V.

By	/s/ Roger Saldaña
Name: Roger Saldaña
Title: Attorney-in-Fact

Interamerican Investments, Inc.

By	/s/ Roger Saldaña
Name: Roger Saldaña
Title: Attorney-in-Fact

Cemex México, S.A. de C.V.

By	/s/ Roger Saldaña
Name: Roger Saldaña
Title: Attorney-in-Fact

Centro Distribuidor de Cemento, S.A. de C.V.

By	/s/ Roger Saldaña
Name: Roger Saldaña
Title: Attorney-in-Fact

Mexcement Holdings, S.A. de C.V.

By	/s/ Roger Saldaña
Name: Roger Saldaña
Title: Attorney-in-Fact

Corporación Gouda, S.A. de C.V.

By	/s/ Roger Saldaña
Name: Roger Saldaña
Title: Attorney-in-Fact

Acknowledgment of receipt:

Banco Nacional de México, S.A.,
Integrante del Grupo Financiero Banamex,
División Fiduciaria

By	/s/ Elva Nelly Wing
Name: Elva Nelly Wing
Title: Trust Delegate
Date:

Wilmington Trust (London) Limited

By	/s/ Elaine Lockhart
Name: Elaine Lockhart
Title: Director
Date:

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